EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-31727) pertaining to the Thrift Plan of Valero Energy Corporation of our report dated June 24, 2003, with respect to the financial statements and schedule of the Valero Energy Corporation Thrift Plan included in this Annual Report on Form 11-K for the year ended December 31, 2002.


                                         /s/ ERNST & YOUNG LLP



San Antonio, Texas
June 24, 2003